EXHIBIT F

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Dassault Systèmes, under the U.S. Securities Act of 1933, as amended, of American Depositary Shares evidenced by American Depositary Receipts (the “ADSs”). Such ADSs will be registered on one or more registration statements on Form F-6 (each, a “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thibault de Tersant and Samia Sellam, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, or additional Registration Statements and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date	Signatures	Capacity

April 29, 2014	/s/ Charles Edelstenne	Chairman of the Board of Directors
Charles Edelstenne

April 29, 2014	/s/ Bernard Charlès	Director and Chief Executive Officer
Bernard Charlès

April 29, 2014	/s/ Thibault de Tersant	Director and Chief Financial Officer
Thibault de Tersant

April 29, 2014	/s/ Valérie Raoul-Desprez	Chief Accounting Officer
Valérie Raoul-Desprez

Date	Signatures	Capacity

May 6, 2014	/s/ Jean-Pierre Chahid-Nouraï	Director
Jean-Pierre Chahid-Nouraï

May 5, 2014	/s/ Nicole Dassault	Director
Nicole Dassault

May 5, 2014	/s/ Serge Dassault	Director
Serge Dassault

April 29, 2014	/s/ Arnoud De Meyer	Director
Arnoud De Meyer

May 2, 2014	/s/ Toshiko Mori	Director
Toshiko Mori

April 30, 2014	/s/ Odile Desforges	Director
Odile Desforges

April 29, 2014	/s/ Deborah Dean	Authorized Representative in the
	Deborah Dean	United States